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                                                                    EXHIBIT 99.3


SUMMIT LIFE CORPORATION
3021 Epperly Dr.
Oklahoma City, Oklahoma 73155

          FOR IMMEDIATE RELEASE,
          CONTACT:
                   Charles L. Smith
                   President
                   & Chief Operating Officer
                   Summit Life Corporation
                   Tel: (405) 677-0781

     Summit Life Corporation Acquires Great Midwest Life Insurance Company

Oklahoma City, OK - January 28, 1999 - Summit Life Corporation announced today that on January 13, 1999 it completed the purchase of 100% of the common stock of Great Midwest Life Insurance Company, a Texas life insurance company, for an aggregate purchase price of $939,119. Of such purchase price, $607,312 was paid in cash and $331,807 was a promissory note. The acquisition of Great Midwest is the second acquisition by Summit Life in the last twelve months, and follows the January 1998 acquisition of Benefit Capital Life Insurance Company, a Louisiana life insurer.

"The acquisition of Great Midwest adds over $9,000,000 insurance in force and more than 1,000 insureds to Summit Life's life insurance operations," stated Charles L. Smith, President and Chief Operating Officer of Summit Life.

Summit Life Corporation is a specialized financial services holding company which operates in various segments of the insurance and financial services industry.

Statements made in this press release, other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties. Such forward-looking statements are made based on management's belief as well as assumptions made by, and information currently available to, management pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The Company's actual results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors.

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                   (405) 677-0781         (405) 677-4953 FAX